UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

ARVANA, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-30695

87-0618509

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

299 South Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On October 25, 2016,  Arvana Inc. (“Company”) entered into Settlement Agreement and Release with

Jeffrey and Vivienne Lawrence, dated effective September 30, 2016, in connection with satisfying a debt in the amount of $74,450, comprised of a loan and accrued interest, in exchange for 148,900 shares of the

Company’s common stock valued at $0.50 per share, pursuant to the exemptions from registration provided under Section 4(2) and Regulation S of the Securities Act of 1933, as amended (“Securities

Act”). No commissions or fees were paid in connection with this offering.

The Company complied with the exemption requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction that did not involve a public offering; (2) there were only two offerees who were issued shares in exchange for the settlement of debt;

(3) the offerees committed to hold their stock; (4) there have been no subsequent or contemporaneous public offerings of the stock; (5) the stock has not been broken down into smaller denominations; and (6)

the discussions that led to the debt settlement took place directly between the offerees and the Company.

The Company complied with the requirements of Regulation S of the Securities Act by having directed no offering efforts in the United States, by offering common shares only to offerees who were outside of the

United States at the time of the offering, and ensuring that the offerees to whom the securities were offered were non-U.S. offerees with an address in a foreign country.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)      The following exhibits are filed herewith:

Exhibit No.

Description

10.1

Settlement Agreement and Release dated October 25, 2016, between the

Company, Jeffrey Lawrence and Vivienne Lawrence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.

Date

By: /s/ Ruairidh Campbell

November 2, 2016

Name: Ruairidh Campbell

Title: Chief Executive Officer

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